Exhibit 99.1

Rainbow National Services LLC and Subsidiaries

Unaudited Condensed Consolidated Financial Statements

As of September 30, 2008 and December 31, 2007 and for the

Three and Nine Months Ended September 30, 2008 and 2007

Rainbow National Services LLC and Subsidiaries

CONDENSED CONSOLIDATED BALANCE SHEETS

(Dollars in thousands)

(unaudited)

	September 30, 2008	December 31, 2007

ASSETS
Current Assets:
Cash and cash equivalents	$14,155	$51,992
Accounts receivable, trade (less allowance for doubtful accounts of $1,697 and $1,639)	148,733	145,961
Accounts receivable-affiliates, net	1,598	1,625
Program rights, net	133,694	117,365
Prepaid expenses and other current assets	21,850	16,891
Deferred tax asset	2,528	1,207
Total current assets	322,558	335,041

Property and equipment, net of accumulated depreciation of $23,922 and $19,984	27,424	27,277
Program rights, net	427,893	392,969
Deferred carriage fees, net	111,413	126,936
Deferred financing costs, net of accumulated amortization of $9,076 and $6,945	14,511	13,701
Affiliation agreements, advertiser relationships and other definite lived intangibles, net of accumulated amortization of $459,585 and $419,107	237,552	277,500
Excess costs over fair value of net assets acquired	51,186	50,957
Other assets	18,027	18,028
	$1,210,564	$1,242,409
LIABILITIES AND MEMBER’S DEFICIENCY
Current Liabilities:
Accounts payable	$17,670	$16,508
Accrued liabilities:
Interest	6,025	21,886
Employee related costs	14,696	18,168
Deferred carriage fees payable	489	18,873
Other accrued expenses	9,382	8,233
Accounts payable to affiliates, net	13,731	26,756
Program rights obligations	104,214	99,814
Deferred revenue	11,136	13,688
Capital lease obligations	751	737
Bank debt	25,000	25,000
Total current liabilities	203,094	249,663
Program rights obligations	309,814	296,529
Deferred tax liability, net	101,776	102,510
Capital lease obligations	14,889	15,492
Senior notes	298,947	298,745
Senior subordinated notes	323,501	323,311
Bank debt	646,250	475,000
Other liabilities	17,780	15,005
Total liabilities	1,916,051	1,776,255
Commitments and contingencies
Member’s deficiency	(705,487)	(533,846)

	$1,210,564	$1,242,409

See accompanying notes to

condensed consolidated financial statements.

Rainbow National Services LLC and Subsidiaries

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

Three and Nine Months Ended September 30, 2008 and 2007

(Dollars in thousands)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2008	2007	2008	2007
Revenues, net	$185,029	$164,387	$550,165	$489,457
Operating expenses:
Technical and operating (excluding depreciation and amortization shown below)	50,779	44,892	146,616	138,385
Selling, general and administrative	55,137	43,041	163,331	130,165
Restructuring charges	4	583	323	1,508
Depreciation and amortization	14,826	14,685	44,470	44,553
	120,746	103,201	354,740	314,611
Operating income	64,283	61,186	195,425	174,846
Other income (expense):
Interest expense	(22,843)	(27,781)	(68,037)	(86,810)
Interest income	268	273	1,162	680
Write-off of deferred financing costs	—	(2,919)	—	(2,919)
Loss on extinguishment of debt	—	(19,113)	—	(19,113)
Miscellaneous, net	(118)	128	(401)	322
	(22,693)	(49,412)	(67,276)	(107,840)
Income before income taxes	41,590	11,774	128,149	67,006
Income tax expense	(15,579)	(5,208)	(48,541)	(27,554)
Net income	$26,011	$6,566	$79,608	$39,452

See accompanying notes to

condensed consolidated financial statements.

Rainbow National Services LLC and Subsidiaries

CONDENSED CONSOLIDATED STATEMENT OF MEMBER’S DEFICIENCY

Nine Months Ended September 30, 2008

(Dollars in thousands)

(unaudited)

Balance, December 31, 2007	$(533,846)

Cash capital distributions	(305,000)
Capital contributions	53,751
Net income	79,608

Balance, September 30, 2008	$(705,487)

See accompanying notes to

condensed consolidated financial statements.

Rainbow National Services LLC and Subsidiaries

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

Nine Months Ended September 30, 2008 and 2007

(Dollars in thousands)

(unaudited)

	2008	2007
Cash flows from operating activities:
Net income	$79,608	$39,452
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	44,470	44,553
Cablevision share-based compensation expense allocations	6,662	6,875
Amortization of program rights	97,307	89,151
Amortization of deferred carriage fees	15,832	15,908
Amortization of deferred financing costs and discounts on indebtedness	2,528	5,581
Loss on extinguishment of debt	—	19,113
Provision for doubtful accounts	880	372
Investment securities received from a customer bankruptcy settlement	—	(777)
Unrealized loss on investment securities	—	13
Unrealized foreign currency transaction loss (gain), net	89	(212)
Deferred income tax (benefit) expense	(2,055)	129
Changes in assets and liabilities:
Accounts receivable, trade	(3,741)	(10,826)
Accounts receivable-affiliates, net	27	584
Proceeds from the sale of trading securities	—	764
Prepaid expenses and other assets	(4,958)	2,170
Acquisition of program rights	(148,560)	(115,397)
Deferred carriage fees	(309)	(2,671)
Accounts payable and accrued expenses	(19,745)	(19,105)
Accounts payable-affiliates, net	34,037	30,013
Program rights obligations	17,685	(2,565)
Deferred carriage fees payable	(18,384)	(25,803)
Other long-term liabilities	2,367	(10)
Net cash provided by operating activities	103,740	77,312

Cash flows from investing activities:
Capital expenditures	(4,112)	(3,212)
Payments for acquisition	(185)	—
Net cash used in investing activities	(4,297)	(3,212)

Cash flows from financing activities:
Cash distributions to parent	(305,000)	(74,820)
Cash contributions from parent	—	203,000
Proceeds from bank debt	225,000	23,000
Repayment of bank debt	(53,750)	(33,000)
Additions to deferred financing costs	(2,941)	—
Redemption of senior subordinated notes	—	(193,158)
Principal payments on capital lease obligations	(589)	(492)
Net cash used in financing activities	(137,280)	(75,470)

Net decrease in cash and cash equivalents	(37,837)	(1,370)

Cash and cash equivalents at beginning of period	51,992	7,919

Cash and cash equivalents at end of period	$14,155	$6,549

See accompanying notes to

condensed consolidated financial statements.

Rainbow National Services LLC and Subsidiaries

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Dollars in thousands)

(unaudited)

NOTE 1.        BUSINESS

In July 2004, Cablevision Systems Corporation (“Cablevision”) formed Rainbow National Services LLC (the “Company”).  Rainbow Programming Holdings LLC (“Rainbow Programming Holdings”), an indirect wholly-owned subsidiary of Cablevision, owns 100% of the membership interests in the Company.  The Company is a holding company with no independent operations of its own.  Its subsidiaries include entities that principally own nationally distributed 24-hour entertainment services operated as integral parts of Cablevision, including AMC, WE tv and IFC.  The Company’s unaudited condensed consolidated financial statements have been derived from the condensed consolidated financial statements and accounting records of Cablevision and reflect certain assumptions and allocations.  The financial position, results of operations and cash flows of the Company could differ from those that might have resulted had the Company been operated autonomously or as an entity independent of Cablevision.

NOTE 2.        BASIS OF PRESENTATION

The accompanying unaudited condensed consolidated financial statements of the Company have been prepared in accordance with U.S. generally accepted accounting principles (“GAAP”) and Article 10 of Regulation S-X of the Securities and Exchange Commission (“SEC”) for interim financial information as required by the Company’s indentures even though the Company is not a reporting company under the Securities Exchange Act of 1934.  Accordingly, these unaudited condensed consolidated financial statements do not include all the information and notes required for complete annual financial statements.

The condensed consolidated financial statements as of September 30, 2008 and December 31, 2007 and for the nine months ended September 30, 2008 and 2007 presented herein are unaudited; however, in the opinion of management, such condensed consolidated financial statements include all adjustments, consisting solely of normal recurring adjustments, necessary for a fair presentation of the results for the periods presented.  All significant intercompany transactions and balances have been eliminated in consolidation.

The results of operations for the interim periods are not necessarily indicative of the results that might be expected for future interim periods or for the full year ending December 31, 2008.

The accompanying unaudited condensed consolidated financial statements should be read in conjunction with the Company’s audited consolidated financial statements and notes thereto for the year ended December 31, 2007.

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reported period. Actual results could differ from those estimates.

Rainbow National Services LLC and Subsidiaries

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (cont’d)

(Dollars in thousands)

(unaudited)

Comprehensive income for the three and nine months ended September 30, 2008 and 2007 equals net income for the same periods.

NOTE 3.	CASH FLOWS

For purposes of the unaudited condensed consolidated statements of cash flows, the Company considers short-term investments with a maturity at date of purchase of three months or less to be cash equivalents.

During the nine months ended September 30, 2008 and 2007, the Company’s non-cash investing and financing activities and other supplemental data were as follows:

	Nine Months Ended September 30,
	2008	2007
Non-Cash Investing and Financing Activities:
Deemed capital contributions from affiliate related to the allocation of income taxes	$47,089	$23,707
Deemed capital distribution to affiliate for adjustment to intangible asset basis	—	(1,629)
Allocation of Cablevision share-based compensation expense in the form of a deemed capital contribution	6,662	6,875
Supplemental Data:
Cash interest paid	81,375	110,485
Income taxes paid	2,251	2,441

In the first quarter of 2007, an adjustment of $1,629 was recorded to reduce excess costs over the fair value of net assets acquired that was pushed down to the Company from Rainbow Media Holdings LLC, the Company’s indirect parent, in prior years.  This adjustment to basis was recorded as a deemed capital distribution to Rainbow Media Holdings LLC amounting to $1,064 in addition to the reduction of the related deferred income tax liability of $565.

NOTE 4.	RECENTLY ADOPTED ACCOUNTING PRONOUNCEMENTS AND RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS NOT YET ADOPTED

Recently Adopted Accounting Pronouncements

In September 2006, the Financial Accounting Standards Board (“FASB”) issued Statement of Financial Accounting Standards (“SFAS”) No. 157, Fair Value Measurements (“Statement No. 157”).  Statement No. 157 defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements.  Under Statement No. 157, fair value refers to the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants in the market in which the reporting entity transacts.  It also clarifies the principle that fair value should be based on the assumptions market participants would use when pricing the asset or liability.  This Statement applies under other accounting pronouncements that require or permit

Rainbow National Services LLC and Subsidiaries

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (cont’d)

(Dollars in thousands)

(unaudited)

fair value measurements.  Accordingly, this Statement does not require any new fair value measurements.  Statement No. 157 became effective for the Company on January 1, 2008 with respect to financial assets and financial liabilities.   The FASB has deferred the adoption of Statement No. 157 for nonfinancial assets and nonfinancial liabilities to be effective for the Company on January 1, 2009.  The adoption of Statement No. 157 by the Company had no impact on the Company’s consolidated financial statements with respect to financial assets and financial liabilities.   The Company has not yet determined the impact of Statement No. 157 as it relates to nonfinancial assets and nonfinancial liabilities on its consolidated financial statements.

In February 2007, the FASB issued SFAS No. 159, The Fair Value Option for Financial Assets and Financial Liabilities - Including an amendment of FASB Statement No. 115 (“Statement No. 159”).  Statement No. 159 permits entities to elect, at specified election dates, to measure eligible financial instruments and certain other items at fair value.  An entity shall report unrealized gains and losses on items for which the fair value option has been elected in earnings at each subsequent reporting date, and recognize upfront costs and fees related to those items in earnings as incurred.  Statement No. 159 became effective as of January 1, 2008 for the Company.  The adoption of Statement No. 159 did not have any impact on the Company’s financial position or results of operations as of and for the three and nine months ended September 30, 2008, as the Company did not elect to measure any eligible financial instruments or certain other items at fair value.

Recently Issued Accounting Pronouncements Not Yet Adopted

In March 2008, the FASB issued SFAS No. 161, Disclosures about Derivative Instruments and Hedging Activities (“Statement No. 161”).  Statement No. 161 requires specific disclosures regarding the location and amounts of derivative instruments in the Company’s financial statements; how derivative instruments and related hedged items are accounted for; and how derivative instruments and related hedged items affect the Company’s financial position, financial performance, and cash flows. Statement No. 161 is effective for the Company on January 1, 2009.  The impact of this standard will be to expand disclosures regarding the Company’s derivative instruments, if any.

In April 2008, the FASB issued FASB Staff Position (“FSP”) No. FAS 142-3, Determination of the Useful Life of Intangible Assets.  FSP No. FAS 142-3 amends the factors that should be considered in developing renewal or extension assumptions used to determine the useful life of a recognized intangible asset under SFAS No. 142, Goodwill and Other Intangible Assets.  FSP No. FAS 142-3 is effective for the Company on January 1, 2009.  The Company has not yet determined the impact FSP No. FAS 142-3 will have on its consolidated financial statements.

NOTE 5.        INCOME TAXES

The Company is a single-member limited liability company, indirectly wholly-owned by Rainbow Media Enterprises, Inc. (“RME”), a taxable corporation.  RME, a direct wholly-owned subsidiary of Rainbow Media Holdings LLC, is an indirect wholly-owned subsidiary of Cablevision.  As such, the Company is treated as a division of RME and is included in the consolidated income tax return of Cablevision for federal and state income tax purposes.

Rainbow National Services LLC and Subsidiaries

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (cont’d)

(Dollars in thousands)

(unaudited)

Accordingly, based upon the provisions of SFAS No. 109, Accounting for Income Taxes, the income tax provision is determined on a stand-alone basis as if the Company filed separate consolidated income tax returns for the periods presented herein.

The income tax expense for the nine months ended September 30, 2008 and 2007 of $48,541 and $27,554, respectively, differs from the income tax expense derived from applying the statutory federal rate to pretax income due principally to the impact of state and local income taxes.

Since there is no tax sharing agreement in place between the Company and Cablevision, allocable current income tax liabilities calculated on a stand-alone company basis that the Company does not pay directly have been reflected as deemed capital contributions to the Company from its parent.  Such contributions amounted to $47,089 and $23,652 for the nine months ended September 30, 2008 and 2007, respectively.

NOTE 6.        INTANGIBLE ASSETS

The following table summarizes information relating to the Company’s acquired intangible assets at September 30, 2008 and December 31, 2007:

	September 30, 2008	December 31, 2007

Gross carrying amount of amortizable intangible assets
Affiliation agreements	$597,156	$597,156
Advertiser relationships	90,898	90,738
Other intangibles	9,083	8,713
	697,137	696,607

Accumulated amortization
Affiliation agreements	(397,103)	(364,023)
Advertiser relationships	(53,763)	(46,371)
Other intangibles	(8,719)	(8,713)
	(459,585)	(419,107)
Amortizable intangible assets, net of accumulated amortization	237,552	277,500

Indefinite-lived intangible assets
Excess costs over the fair value of net assets acquired	51,186	50,957

Total intangible assets, net	$288,738	$328,457

Aggregate amortization expense for the nine months ended September 30, 2008	$40,478

Rainbow National Services LLC and Subsidiaries

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (cont’d)

(Dollars in thousands)

(unaudited)

Estimated amortization expense
Year ending December 31, 2008	$53,831
Year ending December 31, 2009	52,592
Year ending December 31, 2010	51,636
Year ending December 31, 2011	51,636
Year ending December 31, 2012	46,474

In the third quarter of 2008, the Company acquired a film web site business for $185 in cash and recorded a liability of $574 for the discounted present value of additional annual required payments of $185 through 2012.  In allocating the $759 purchase price, the Company recorded intangible assets of $160, $370 and $229 for advertiser relationships, other intangibles and excess costs over the fair value of net assets acquired, respectively.

NOTE 7.        SEGMENT INFORMATION

The Company classifies its business interests into two reportable segments: AMC Networks (which includes AMC and WE tv) and IFC.  These reportable segments are strategic business units that are managed separately.  The Company evaluates segment performance based on several factors, of which the primary financial measure is business segment adjusted operating cash flow (defined as operating income (loss) before depreciation and amortization, share-based compensation expense or benefit and restructuring charges or credits), a non-GAAP measure.  The Company has presented the components that reconcile adjusted operating cash flow to operating income, an accepted GAAP measure.  Information as to the operations of the Company’s reportable business segments is set forth below.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2008	2007	2008	2007
Revenues, net
AMC Networks	$157,516	$138,991	$468,692	$414,719
IFC	27,513	25,396	81,473	74,738
Total	$185,029	$164,387	$550,165	$489,457

Reconciliation (by Segment and in Total) of Adjusted Operating Cash Flow to Operating Income

	Three Months Ended September 30,		Nine Months Ended September 30,
	2008	2007	2008	2007
Adjusted operating cash flow
AMC Networks	$71,868	$68,749	$220,580	$204,129
IFC	9,959	9,121	26,296	23,653
Total	$81,827	$77,870	$246,876	$227,782

Rainbow National Services LLC and Subsidiaries

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (cont’d)

(Dollars in thousands)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2008	2007	2008	2007
Depreciation and amortization
AMC Networks	$(13,901)	$(13,716)	$(41,593)	$(41,572)
IFC	(925)	(969)	(2,877)	(2,981)
Total	$(14,826)	$(14,685)	$(44,470)	$(44,553)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2008	2007	2008	2007
Share-based compensation expense
AMC Networks	$(1,959)	$(1,111)	$(4,948)	$(5,459)
IFC	(759)	(305)	(1,714)	(1,416)
Total	$(2,718)	$(1,416)	$(6,662)	$(6,875)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2008	2007	2008	2007
Restructuring charges
AMC Networks	$(2)	$(387)	$(220)	$(1,151)
IFC	(2)	(196)	(103)	(357)
Total	$(4)	$(583)	$(323)	$(1,508)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2008	2007	2008	2007
Operating income
AMC Networks	$56,008	$53,535	$173,821	$155,947
IFC	8,275	7,651	21,604	18,899
Total	$64,283	$61,186	$195,425	$174,846

A reconciliation of reportable segment amounts to the Company’s condensed consolidated balances is as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2008	2007	2008	2007
Income before income taxes
Total operating income for reportable segments	$64,283	$61,186	$195,425	$174,846
Items excluded from operating income:
Interest expense	(22,843)	(27,781)	(68,037)	(86,810)
Interest income	268	273	1,162	680
Write-off of deferred financing costs	—	(2,919)	—	(2,919)
Loss on extinguishment of debt	—	(19,113)	—	(19,113)
Miscellaneous, net	(118)	128	(401)	322
Income before income taxes	$41,590	$11,774	$128,149	$67,006

Rainbow National Services LLC and Subsidiaries

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (cont’d)

(Dollars in thousands)

(unaudited)

	September 30,	December 31,
	2008	2007
Assets
AMC Networks	$1,858,817	$1,687,942
IFC	267,860	256,887
RNS Parent	28,641	65,669
Deferred tax asset	2,528	1,207
Intersegment eliminations (1)	(947,282)	(769,296)
	$1,210,564	$1,242,409

(1)   Primarily represents intercompany receivables from Rainbow National Services LLC recorded on the balance sheets of AMC Networks and IFC.

	Nine Months Ended September 30,
	2008	2007
Capital expenditures
AMC Networks	$2,834	$1,980
IFC	1,278	1,232
Total	$4,112	$3,212

Substantially all revenues and assets of the Company’s reportable segments are attributed to or located in the United States.

Concentrations of Credit Risk

Financial instruments that may potentially subject the Company to a concentration of credit risk consist primarily of cash and cash equivalents and trade accounts receivables.  Cash is invested in money market funds and bank time deposits.  The Company monitors the financial institutions and money market funds where it invests its cash and cash equivalents with diversification among counterparties to mitigate exposure to any single financial institution.  The Company’s emphasis is primarily on safety of principal and liquidity and secondarily on maximizing the yield on its investments.  The Company’s cash investments are placed with money market funds and financial institutions that are investment grade as rated by Standard & Poor’s and Moody’s Investors Service.  The Company selects money market funds that predominantly invest in marketable, direct obligations issued or guaranteed by the United States government or its agencies, commercial paper, fully collateralized repurchase agreements, certificates of deposit, and time deposits.

The Company had three customers that in the aggregate accounted for approximately 31% of the Company’s consolidated net trade accounts receivable balances at September 30, 2008 and December 31, 2007, which exposes the Company to a concentration of credit risk.  These customers in the aggregate accounted for approximately 37% and 39% of the Company’s net revenues for the nine months ended September 30, 2008 and 2007, respectively.

Rainbow National Services LLC and Subsidiaries

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (cont’d)

(Dollars in thousands)

(unaudited)

NOTE 8.        DEBT

On June 3, 2008, the Company entered into an Incremental Revolver Supplement (“Incremental Revolver”) whereby the Company received commitments from lenders in the amount of $280,000.  The interest rate under the Incremental Revolver is 2.0% over the Eurodollar Rate for Eurodollar-based borrowings and 1.0% over the Base Rate for Base Rate borrowings (as defined in the Incremental Revolver).  The Incremental Revolver matures on June 30, 2012 and the terms and conditions of the Incremental Revolver are no more restrictive than those of the Company’s credit facility currently outstanding.  The Company is obligated to pay fees of 0.375% per annum on any undrawn portion of the Incremental Revolver commitment balance.  Borrowings under the Incremental Revolver may be repaid without penalty at any time.  There were no borrowings outstanding under the Incremental Revolver facility at September 30, 2008.

In connection with the Incremental Revolver, the Company incurred deferred financing costs of $2,941, which are being amortized to interest expense over the four year term of the revolver.

In June 2008, the Company borrowed $210,000 under its $300,000 revolving credit facility which was transferred to Rainbow Media Holdings LLC (“RMH”) and recorded as a capital distribution by the Company to its parent, Rainbow Programming Holdings, in connection with RMH’s acquisition of Sundance Channel L.L.C. (see Note 10).  In the third quarter of 2008, the Company borrowed an additional $15,000 and repaid $35,000 under its $300,000 revolving credit facility.  At September 30, 2008, the weighted average interest rate on the amounts drawn under the revolving credit facility was 3.648%.  There was $110,000 of undrawn revolver commitments at September 30, 2008.

In July 2007, the Company entered into an equity commitment agreement with its sole member, Rainbow Programming Holdings, pursuant to which Rainbow Programming Holdings agreed to purchase additional membership interests in the Company for an aggregate purchase price of $203,000 which was recorded as a capital contribution by the Company.  The Company used the proceeds of the investment by Rainbow Programming Holdings to redeem $175,000 in aggregate principal amount of its 10 3/8% senior subordinated notes due 2014, representing 35% of the outstanding notes at a redemption price equal to 110.375% of the principal amount of the notes plus accrued and unpaid interest to August 31, 2007, the redemption date.  In connection with the redemption, the Company recognized a loss on extinguishment of debt of $19,113, representing the excess of the redemption price over the carrying value of the $175,000 principal amount, and wrote-off the related unamortized deferred financing costs of $2,919.

NOTE 9.        LEGAL MATTERS

The Company is party to various claims in the ordinary course of business.  Although the outcome of these matters cannot be predicted with certainty and the impact of the final resolution of these matters on the Company’s results of operations in a particular subsequent reporting period is not known, management does not believe that the resolution of these matters will have a material adverse effect on the financial position of the Company or the ability of the Company to meet its financial obligations as they become due.

Rainbow National Services LLC and Subsidiaries

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (cont’d)

(Dollars in thousands)

(unaudited)

Broadcast Music, Inc. Matter

Broadcast Music, Inc. (“BMI”), an organization that licenses the performance of musical compositions of its members, has alleged that certain of the Company’s subsidiaries require a license to exhibit musical compositions in its catalog. BMI agreed to interim fees based on revenues covering certain periods for certain subsidiaries. These matters were submitted to a Federal Rate Court.  The interim fees paid to BMI remain subject to retroactive adjustment until such time as either a final decision is made by the Court or an agreement is reached by the parties.

Accounting Related Investigations

In June 2003, Cablevision reported that it had discovered certain improper expense accruals primarily at its national programming services.  The improper expense recognition matter has been the subject of investigations by the SEC and the U.S. Attorney’s Office for the Eastern District of New York.  The SEC is continuing to investigate the improper expense recognition matter and Cablevision’s timing of recognition of launch support, marketing and other payments under affiliation agreements.

Stock Option Related Matters

Cablevision and CSC Holdings announced on August 8, 2006 that, based on a voluntary review of past practices in connection with grants of stock options and stock appreciation rights (“SARs”), they had determined that the grant date and exercise price assigned to a number of their stock option and SAR grants during the 1997-2002 period did not correspond to the actual grant date and the fair market value of Cablevision’s common stock on the actual grant date.  The review was conducted with a law firm that was not previously involved with the Cablevision stock option plans.  Cablevision and CSC Holdings have advised the SEC and the U.S. Attorney’s Office for the Eastern District of New York of these matters and each has commenced an investigation.  Cablevision and CSC Holdings have received a grand jury subpoena from the U.S. Attorney’s Office for the Eastern District of New York seeking documents related to the stock option issues. Cablevision and CSC Holdings have also received a document request from the SEC relating to its informal investigation into these matters.  Cablevision and CSC Holdings continue to fully cooperate with such government investigations. In addition, purported derivative lawsuits related to Cablevision’s past stock option and SAR grants were filed in 2006.

On June 4, 2008, Cablevision and CSC Holdings, entered into a Stipulation and Agreement of Settlement (the “Settlement Agreement”) with the plaintiffs and most of the defendants in these lawsuits.  Under the Settlement Agreement, the settling defendants will provide Cablevision aggregate consideration valued at approximately $24,400, in the form of a combination of cash payments, repricing the exercise price of outstanding Cablevision options and SARs, return of outstanding common stock, restricted stock units, options and SARs (including rights to the $10 special dividend paid by Cablevision in 2006), and surrender of potential contractual claims.

As contemplated by the Settlement Agreement, on June 16, 2008, the trial court in the Nassau County action issued an order approving the publication of a notice of the proposed settlement and scheduling a hearing for September 9, 2008 to determine whether to approve the settlement.

Rainbow National Services LLC and Subsidiaries

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (cont’d)

(Dollars in thousands)

(unaudited)

On September 15, 2008, the court approved the Settlement Agreement in its entirety and awarded plaintiffs’ counsel fees and expenses, to be paid out of the settlement proceeds, of $7,116.  The court’s approval is now final and all claims in the state case are dismissed; Cablevision anticipates that, pursuant to the settlement, all claims against the settling defendants in the federal case will be dismissed in the near future.  The financial statement impact of the Settlement Agreement was not material and was recognized in September 2008.

NOTE 10.      TRANSACTIONS

On June 16, 2008, certain other wholly-owned subsidiaries of RMH completed transactions which resulted in the 100% acquisition of Sundance Channel L.L.C. (“Sundance”).  To partially fund payments made by RMH in connection with the acquisition, the Company borrowed $210,000 under its bank revolving credit facility which was transferred to RMH and recorded as a capital distribution by the Company to its parent, Rainbow Programming Holdings, a direct wholly owned subsidiary of RMH.